UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 29, 2011
Date of Report (Date of earliest event reported)
CORNERSTONE REALTY FUND, LLC
(Exact name of registrant as specified in its charter)

California	000-51868	33-0827161
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1920 Main Street., Suite 400
Irvine, California 92614
(Address of principal executive offices)
(949) 852-1007
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07 Submission of Matters to a Vote of Security Holders
     On April 1, 2011, we commenced a solicitation of written consents from the holders of our units of limited liability company interest (our “Unitholders”) to approve a proposed plan of liquidation of our company (the “Plan of Liquidation Proposal”) without the necessity of holding a special meeting of the Unitholders. Pursuant to the same consent statement, we also solicited the consent of our Unitholders to permit the managing member to adjourn the proposal determination date for the Plan of Liquidation Proposal, if necessary, to permit further solicitations of consents if there are not sufficient consents upon the proposal determination date to approve Plan of Liquidation Proposal (the “Adjournment Proposal”).
     The consent solicitation was completed on May 29, 2011 and the results were as follows:
     1. Plan of Liquidation Proposal

For	Against	Abstain
57,819	7,794	2,439
     The affirmative consent of a majority of the outstanding units of limited liability company interest (“Units”) was required to approve the Plan of Liquidation Proposal. On March 30, 2011, the record date for the consent solicitation, there were 98,670 Units outstanding. As shown in the table above, as of May 29, 2011, we had received affirmative consents from holders of a majority of the Units approving the Plan of Liquidation Proposal.
     2. Adjournment Proposal
     Because we had received sufficient consents to approve the Plan of Liquidation Proposal as of May 29, 2011, consent to the Adjournment Proposal was not required.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE REALTY FUND, LLC
By:	CORNERSTONE INDUSTRIAL PROPERTIES, LLC Its Managing Member

By:	CORNERSTONE VENTURES, INC. Its Manager

By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser, Chief Financial Officer

Dated: June 3, 2011